UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 10, 2006, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) voted to expand the size of the Board and elect Peter Hoffman as a member of the Board of Directors effective immediately. Mr. Hoffman was recommended to the Board by the Company’s Nominating and Corporate Governance Committee. Mr. Hoffman’s term will expire at the Company’s next annual meeting of stockholders. After the election of Mr. Hoffman, the Board consists of nine members. On October 12, 2006, the Board appointed Mr. Hoffman to serve on the Audit Committee of the Board of Directors.

Item 7.01. Regulation FD Disclosure

On October 10, 2006, the Company issued a press release announcing the appointment of Mr. Hoffman as a member of the Board of Directors of the Company. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated October 10, 2006, entitled “Tempur-Pedic International Names Peter K. Hoffman as Director”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006

Tempur-Pedic International Inc.

By:	/s/ H. Thomas Bryant
Name:	H. Thomas Bryant
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated October 10, 2006, entitled “Tempur-Pedic International Names Peter K. Hoffman as Director”